Exhibit 99.4

BISON GAS GATHERING SYSTEM

UNAUDITED CONDENSED BALANCE SHEET

MARCH 31, 2013 (SUCCESSOR)

March 31, 2013 (Successor)
(In thousands)
Assets
Current assets:
Cash and cash equivalents	$—
Accounts receivable	5,777
Other assets	259
Total current assets	6,036
Property, plant and equipment, net	86,770
Intangible assets, net	163,180
Goodwill	54,197
Other noncurrent assets	2,506
Total assets	$312,689

Liabilities and Owner’s Net Investment
Current liabilities:
Trade accounts payable	$2,935
Other current liabilities	3,493
Total current liabilities	6,428
Other noncurrent liabilities	2,784
Total liabilities	9,212
Commitments and contingencies (Note 7)

Owner’s net investment	303,477
Total owner’s net investment	303,477
Total liabilities and owner’s net investment	$312,689

The accompanying notes are an integral part of these unaudited condensed carve-out financial statements.

BISON GAS GATHERING SYSTEM

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

FOR THE PERIODS FROM JANUARY 1, 2013 TO FEBRUARY 15, 2013 (PREDECESSOR) AND FEBRUARY 16, 2013 TO MARCH 31, 2013 (SUCCESSOR) AND THE THREE MONTHS ENDED MARCH 31, 2012 (PREDECESSOR)

	Period from February 16, 2013 to March 31, 2013 (Successor)	Period from January 1, 2013 to February 15, 2013 (Predecessor)	Three months ended March 31, 2012
	(In thousands)
Revenues:
Natural gas sales	$1,811	$1,824	$637
NGL sales	3,911	4,439	4,549
Condensate and other	1,809	1,766	1,627
Total revenues	7,531	8,029	6,813

Costs and expenses:
Operation and maintenance	469	687	516
Cost of natural gas and NGL	2,227	2,598	2,325
Transportation costs	2,259	2,107	1,841
General and administrative	126	169	365
Depreciation and amortization	1,863	606	462
Total costs and expenses	6,944	6,167	5,509
Net income	$587	$1,862	$1,304

The accompanying notes are an integral part of these unaudited condensed carve-out financial statements.

BISON GAS GATHERING SYSTEM

UNAUDITED CONDENSED STATEMENTS OF OWNER’S NET INVESTMENT

FOR THE PERIODS FROM JANUARY 1, 2013 TO FEBRUARY 15, 2013 (PREDECESSOR) AND FEBRUARY 16, 2013 TO MARCH 31, 2013 (SUCCESSOR) AND THE THREE MONTHS ENDED MARCH 31, 2012 (PREDECESSOR)

	Period from February 16, 2013 to March 31, 2013 (Successor)	Period from January 1, 2013 to February 15, 2013 (Predecessor)	Three months ended March 31, 2012
	(In thousands)
Owner’s net investment, beginning of period	$303,168	$68,088	$47,427
Net income	587	1,862	1,304
Cash advances to Summit Investments, net	(278)	—	—
Cash advances from BTE, net	—	1,728	4,605
Unit-based compensation	—	57	5
Owner’s net investment, end of period	$303,477	$71,735	$53,341

The accompanying notes are an integral part of these unaudited condensed carve-out financial statements.

BISON GAS GATHERING SYSTEM

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

FOR THE PERIODS FROM JANUARY 1, 2013 TO FEBRUARY 15, 2013 (PREDECESSOR) AND FEBRUARY 16, 2013 TO MARCH 31, 2013 (SUCCESSOR) AND THE THREE MONTHS ENDED MARCH 31, 2012 (PREDECESSOR)

	Period from February 16, 2013 to March 31, 2013 (Successor)	Period from January 1, 2013 to February 15, 2013 (Predecessor)	Three months ended March 31, 2012
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$587	$1,862	$1,304
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	1,863	606	462
Unit-based compensation	—	57	5
Changes in operating assets and liabilities:
Accounts receivable	(172)	(128)	(5,265)
Other assets	(159)	33	76
Trade accounts payable	410	(1,891)	403
Other current liabilities	(744)	(538)	126
Other noncurrrent liabilities	(6)	177	6,800
Net cash provided by operating activities	1,779	178	3,911

Cash flows from investing activities:
Capital expenditures	(1,182)	(704)	(7,875)
Deposits for capital expenditures	(319)	(1,202)	(641)
Net cash used by investing activities	(1,501)	(1,906)	(8,516)

Cash flows from financing activities:
Cash advances to Summit Investments, net	(278)	—	—
Cash advances from BTE, net	—	1,728	4,605
Net cash (used) provided by financing activities	(278)	1,728	4,605
Net change in cash and cash equivalents	—	—	—
Cash and cash equivalents, beginning of period	—	—	—
Cash and cash equivalents, end of period	$—	$—	$—

Supplemental Disclosures of Noncash Investing Activities:
Capital expenditures in trade accounts payable (period-end accruals)	$650	$873	$274

The accompanying notes are an integral part of these unaudited condensed carve-out financial statements.

BISON GAS GATHERING SYSTEM

NOTES TO UNAUDITED CONDENSED CARVE-OUT FINANCIAL STATEMENTS

AS OF MARCH 31, 2013 (SUCCESSOR) AND FOR THE PERIODS FROM JANUARY 1, 2013

TO FEBRUARY 15, 2013 (PREDECESSOR) AND FEBRUARY 16, 2013 TO

MARCH 31, 2013 (SUCCESSOR) AND THE THREE MONTHS ENDED MARCH 31, 2012 (PREDECESSOR)

1.  ORGANIZATION AND BUSINESS OPERATIONS

Organization.  The operations of the Bison Gas Gathering System (“Bison” or the “Company”) include natural gas and natural gas liquids (“NGLs”) gathering and compression services in North Dakota.  It is located primarily in Mountrail and Burke counties in North Dakota. Natural gas gathered on the Bison system is compressed, dehydrated, and delivered to a third-party for conditioning and subsequent discharge to downstream pipelines that deliver the gas for further processing. The Company provides these services pursuant to long-term, primarily fee-based gathering agreements that include long-term acreage dedications.  In addition, many of the gas gathering agreements contain long-term minimum volume commitments.

In January 2013, Summit Midstream Partners, LLC (“Summit Investments”) executed a definitive agreement with affiliates of GSO Capital Partners LP and Bear Tracker Investments, LLC to acquire 100% of the equity interests of Bear Tracker Energy, LLC (“BTE”).  The transaction closed on February 15, 2013 and the related assets have been held in a newly created and wholly owned subsidiary of Summit Investments.  On June 4, 2013, Summit Investments contributed Bison to Bison Midstream, LLC which was acquired by Summit Midstream Partners, LP (“SMLP”) for $248.9 million (see Note 9).

Basis of Presentation.  The Bison carve-out financial statements (the “Bison Carve-out Financial Statements”) present the historical carve-out financial position, results of operations, change in owner’s net investment and cash flows of Bison as of March 31, 2013 and for the periods from January 1, 2013 to February 15, 2013 and from February 16, 2013 to March 31, 2013 and the three months ended March 31, 2012.  The Bison Carve-out Financial Statements have been derived from the accounting records of BTE on a carve-out basis during the predecessor periods and from the accounting records of Summit Investments on a carve-out basis during the successor period.

BTE’s direct investment in Bison is presented as owner’s net investment in the accompanying Bison Carve-out Financial Statements and includes the accumulated net earnings and accumulated net distributions to BTE during the predecessor period.  Summit Investments’ direct investment in Bison is presented as owner’s net investment in the accompanying Bison Carve-out Financial Statements and includes the accumulated net earnings and accumulated net distributions to Summit Investments during the successor period.

Bison’s results are composed of the historical operations, assets, liabilities and cash flows of the Bison gas gathering system operated by BTE during the predecessor period and by Summit Investments during the successor period.  The operating results and the majority of the assets and liabilities of Bison have been specifically identified based on BTE’s existing divisional organization.  Certain other expenses presented in the statement of operations represent allocations and estimates of the costs of services incurred by BTE during the predecessor period and by Summit Investments during the successor period.  These allocations and estimates were based on methodologies that management believes to be reasonable and include administrative costs.

Revenues, costs of goods sold, operating costs, depreciation and amortization have been specifically identified based on BTE’s existing divisional structure with respect to the predecessor period and or Summit Investments’ with respect to the successor period.  Salaries, benefits, unit-based compensation and other general and administrative costs have been allocated to Bison based on management’s best estimate of how services were historically provided by existing employees.

Management believes the assumptions underlying the Bison Carve-out Financial Statements are reasonable.  However, the Bison Carve-out Financial Statements herein may not reflect Bison’s financial position, results of operations, change in owner’s net investment or cash flows in the future or what Bison’s financial position, results of operations, change in owner’s net investment or cash flows would have been if Bison been a stand-alone company.

The Bison Carve-out Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  These principles are established by the Financial Accounting Standards Board.  The preparation of financial statements in accordance with GAAP requires that management make estimates and assumptions and use judgment regarding the reported amounts of assets, liabilities, revenues and expenses and disclosures of contingent assets and liabilities as of March 31, 2013 and for the periods from January 1, 2013 to February 15, 2013 and from February 16, 2013 to March 31, 2013 and the three months ended March 31, 2012.  Such estimates primarily relate to unsettled transactions and events as of the financial statement date.  Although management believes these estimates are reasonable, actual results could differ from its estimates.

The financial statements for the period from January 1, 2013 through February 15, 2013 (“Predecessor”) are not prepared on the same basis as those prepared for the period from February 16, 2013 through March 31, 2013 (“Successor”) as the successor period reflects the application of the acquisition method of accounting relating to the acquisition of the Company by Summit Investments on February 15, 2013.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents.  During the successor period, the Company has utilized Summit Investments’ centralized processes and systems for cash management, payroll, purchasing and distribution. During the predecessor period, the Company utilized BTE’s centralized processes and systems for cash management, payroll, purchasing and distribution. As a result, substantially all cash received by the Company was deposited in and commingled with the  general corporate funds of the respective period’s owner and is or was not specifically allocated to Bison. The net results of these cash transactions between Bison and the respective period’s owner are reflected in owner’s net investment in the accompanying balance sheet.

Accounts Receivable.  Accounts receivable relate to gathering, compressing, and other services provided to our natural gas producer customers.  To the extent we doubt the collectability of our accounts receivable, we recognize an allowance for doubtful accounts.  We did not experience non-payment for services during the three months ended March 31, 2013 and 2012.  As a result, we did not recognize an allowance for doubtful accounts as of March 31, 2013.

Fair Value of Financial Instruments.  The carrying amount of accounts receivable and trade accounts payable approximates fair value due to their short-term maturities.

Property, Plant and Equipment.  Property, plant and equipment are recorded at historical cost of construction. Expenditures that extend the useful life of an asset or enhance its productivity or efficiency from its original design are capitalized over the expected remaining period of use.  The cost of maintenance and repairs, which do not add capacity of extend the useful life of an asset, are expensed when incurred.

Included in property, plant and equipment are amounts withheld as construction retainage of up to 10% of the capital expenditures committed to certain vendors until performance on these contracts is satisfactorily completed.  These amounts are included in accrued liabilities on the balance sheet.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Pipelines generally require a minimum volume of product in the system to enable the system to operate.  Such product, known as linefill, is generally not available to be withdrawn from the system.  Linefill owned by the Company is recorded at historical cost, is included in property, plant and equipment in the balance sheet and is not depreciated.

Construction in progress is stated at cost, which includes the cost of construction and other direct costs attributable to construction including internal development costs, external financing and interest costs that meet capitalization criteria.  No provision for depreciation is made on construction in progress until such time as the relevant assets are placed into use.

Deposits on property, plant and equipment include amounts paid to equipment manufacturers for pipe and compression equipment not yet delivered to the Company.

Intangible Assets. For gas gathering contracts, the Company amortizes contract intangible assets over the period of economic benefit based upon the expected revenues over the life of the contract. The useful life of these contracts ranges from 10 years to 25 years. The Company recognizes the amortization expense associated with these intangible assets in depreciation and amortization expense.

The Company has right-of-way intangible assets associated with city easements and easements granted within existing rights-of-way. The Successor amortizes these intangible assets over the shorter of the contractual term of the rights-of-way or the estimated useful life of the gathering system. The contractual terms of the rights-of-way range from 15 years to 25 years. The estimated useful life of our gathering systems is 30 years. We recognize the amortization expense associated with these intangible assets in depreciation and amortization expense.  The Predecessor amortized rights-of-way over the estimated useful life of the underlying asset on a straight-line basis.

Asset Retirement Obligations.  The Company records a liability for asset retirement obligations only if and when a future asset retirement obligation with a determinable life is identified. As of March 31, 2013, management evaluated whether any future asset retirement obligations existed. For identified asset retirement obligations, management then evaluated whether the expected retirement date of the related costs of retirement could be estimated. In performing this evaluation, the Company concluded that its natural gas gathering system assets have an indeterminate life because they are owned and will operate for an indeterminate future period when properly maintained. Because management did not have sufficient information to reasonably estimate the amount or timing of such obligations and it has no current plan to discontinue use of any significant assets, the Company did not provide for any asset retirement obligations as of March 31, 2013.

Impairment of Long-Lived Assets.  The Company’s policy is to test for impairment when certain events indicate that the carrying value of a long-lived asset may not be recoverable. The carrying value of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from its use and eventual disposition.  If management concludes that an asset’s carrying value will not be recovered through future cash flows, the Company recognizes  an impairment loss on the long-lived asset equal to the amount by which the carrying value exceeds its fair value.  Management determines fair value using an income approach in which it discounts the asset’s expected future cash flows to reflect the risk associated with achieving the underlying cash flows.  During the three months ended March 31, 2013, the Company concluded that none of its long-lived assets had been impaired.

Goodwill. Goodwill represents consideration paid in excess of the fair value of the net identifiable assets acquired in a business combination. The Company evaluates goodwill for impairment annually on September 30. It also evaluates goodwill whenever events or circumstances indicate that it is more likely than not that the fair value of a reporting unit is less than its carrying amount.

Management tests goodwill for impairment using a two-step quantitative test. In the first step, the Company compares the fair value of the reporting unit to its carrying value, including goodwill. If the reporting unit’s fair value exceeds its carrying amount, management concludes that the goodwill of the reporting unit has not been impaired and no further work is performed. If management determines that the reporting unit’s carrying value exceeds its fair value, it proceeds to step two. In step two, the Company compares the carrying value of the reporting unit to its implied fair value. If management determines that the carrying amount of a reporting unit’s goodwill exceeds its implied fair value, the Company recognizes the excess of the carrying value over the implied fair value as an impairment loss.

Revenue Recognition.  The Company generates the majority of its revenues from natural gas gathering, processing, compression, NGL fractionation and gathering as well as marketing of natural gas and NGLs.  The Company realizes revenues either by selling the residue natural gas and NGLs, or by receiving fees from the producers.

The Company obtains access to natural gas and provides midstream natural gas services principally under contracts that contain a combination of one or more of the following arrangements:

•                  Fee-based arrangements - Under fee-based arrangements, the Company receives a fee or fees for one or more of the following services: gas gathering, compressing, treating, or processing natural gas and NGLs.  Fee-based arrangements include natural gas purchase arrangements pursuant to which the Company purchases natural gas at the wellhead, or other receipt points, at a settled price at the delivery point less a specified amount, generally the same as the fees the Company would otherwise charge for gathering of natural gas from the wellhead location to the delivery point.  The margins earned are directly related to the volume of natural gas that flows through the system.

•                  Percent-of-proceeds arrangements - Under percent-of-proceeds arrangements, the Company generally purchases natural gas from producers at the wellhead, or other receipt points, gathers the wellhead natural gas through the Company’s gathering system, treats and processes the natural gas, and then sells the resulting residue natural gas and NGLs.  The Company then remits to the producers an agreed-upon percentage of the actual proceeds received from sales of the residue natural gas and NGLs.  Certain of these arrangements may also result in returning all or a portion of the residue natural gas and/or the NGLs to the producer, in lieu of returning sales proceeds.

In addition to the arrangements above, some contracts require minimum volumes and/or well connection fees in addition to the fees charged on the gas volumes, or they have different fees before and after reaching a cumulative volume commitment.  For well connection fees, the revenues are initially deferred when invoiced upon well connection and recognized ratably over the contract period and are not dependent on the volume of natural gas that is transported.

Customer billings for obligations under their minimum volume commitment are recorded as deferred revenue when the customer has the right to utilize shortfall payments to offset gathering fees in subsequent periods.  The deferred revenue is recognized into revenue under these arrangements once all contingencies or potential performance obligations associated with the related volumes have either (1) been satisfied through the gathering of future excess volumes of natural gas or (ii) expired (or lapsed) through the passage of time pursuant to the terms of the applicable natural gas purchase or gathering agreement.

For fees that decline after a cumulative volume commitment is reached, the revenues are recognized as the average fee anticipated to be received over the life of the contract.  Unearned amounts at the balance sheet date are included in deferred revenues.

The Company recognizes revenue for product sales and services under the four revenue recognition criteria, as follows:

•                  Persuasive evidence of an arrangement exists

•                  Delivery - Delivery is deemed to have occurred at the time custody is transferred, or in the case of fee-based arrangements, when the services are rendered.  To the extent the Company retains product as inventory, delivery occurs when the inventory is subsequently sold and custody is transferred to the third party purchaser.

•                  The fee is fixed or determinable - The Company negotiates the fee for its services at the outset of fee-based arrangements.  In these arrangements, the fees are nonrefundable.  For other arrangements, the amount of revenue, based on contractual terms, is determinable when the sale of the applicable product has been completed upon delivery and transfer of custody.

•                  Collectability is probable - Collectability is evaluated on a customer-by-customer basis.  New and existing customers are subject to a credit review process, which evaluates the customers’ financial position (for example, credit metrics, liquidity and credit rating) and their ability to pay.  If collectability is not considered probable at the outset of an arrangement in accordance with the Company’s credit review process, revenue will be recognized when the cash is collected.

The Company reports revenues gross of the related gas purchases in the statement of operations when the Company acts as the principal in the related transaction, takes custody and title of the product, and incurs the risks and rewards of ownership.  Alternatively, the Company reports revenues net of the related gas purchase in the statement of operations when acting as an agent in these transactions and custody of the product or the risks and rewards of ownership do not transfer to the Company.

Amounts billed to customers for shipping and handling and electricity costs are included in revenue.  Shipping and handling costs and electricity costs associated with product sales are included in cost of natural gas and natural gas liquids in the statement of operations.  Taxes collected from producers and remitted to the appropriate taxing authority are excluded from revenue.

Revenue for products and services provided but not invoiced is estimated each month and recorded along with related purchases of goods and services used but not invoiced.  These estimates are generally based on estimated commodity prices, preliminary throughput measurements, allocations of product and contract terms. There are no material differences between the actual amounts and the estimated amounts of revenues and purchases recorded at March 31, 2013.

Income Taxes.  Both BTE and Summit Investments are a limited liability companies.  As such, neither is a tax-paying entity for federal income tax purposes.  Accordingly, a provision for federal income taxes has not been recorded in the Bison Carve-out Financial Statements.

Comprehensive Income. Comprehensive income is the same as net income for all periods presented.

Environmental Matters.  The Company is subject to various federal, state and local laws and regulations relating to the protection of the environment. Failure to comply with these regulations could result in the assessment of fines or penalties by regulatory authorities. Although management believes that the Company is in material compliance with applicable environmental regulations, the risk of costs and liabilities are inherent in pipeline ownership and operation. Liabilities for loss contingencies, including environmental remediation costs, arising from claims, assessments, litigation, fines, and penalties and other sources are charged to expense when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. There are no such liabilities reflected in the accompanying Bison Carve-out Financial Statements at March 31, 2013. However, the Company can provide no assurances that significant costs and liabilities will not be incurred by it in the future. The Company is currently not aware of any material contingent liabilities that exist with respect to environmental matters.

Recent Accounting Pronouncements. Accounting standard setters frequently issue new or revised accounting rules. The Company reviews new pronouncements to determine the impact, if any, on its financial statements. There are currently no recent pronouncements that have been issued that management believes will materially affect the Company’s financial statements.

3.  SIGNIFICANT CUSTOMERS AND CONCENTRATIONS OF CREDIT RISK

Customers accounting for more than 10% of total revenues were as follows:

	Period from February 16, 2013 to March 31, 2013 (Successor)	Period from January 1, 2013 to February 15, 2013 (Predecessor)	Three months ended March 31, 2012
Revenue:
Customer A	46%	52%	60%
Customer B	37%	29%	39%
Customer C	*	*	*
Customer D	17%	19%	*

* Customer did not exceed 10%.

Customers accounting for more than 10% of total accounts receivable were as follows:

March 31, 2013 (Successor)
Accounts receivable:
Customer A	27%
Customer B	20%
Customer C	30%
Customer D	21%

4.  PROPERTY, PLANT AND EQUIPMENT, NET

Details on property, plant, and equipment, net were as follows:

	Useful lives (In years)	March 31, 2013 (Successor)
		(Dollars in thousands)
Natural gas gathering and NGL transportation pipelines and facilities	15-25	$80,244
Land and linefill	n/a	60
Construction in progress	n/a	6,611
Building, office equipment and other	3-30	140
Total		87,055
Less accumulated depreciation		(285)
Property, plant, and equipment, net		$86,770

Depreciation expense was as follows:

	Period from February 16, 2013 to March 31, 2013 (Successor)	Period from January 1, 2013 to February 15, 2013 (Predecessor)	Three months ended March 31, 2012
	(In thousands)
Depreciation expense	$285	$566	$428

5.  INTANGIBLE ASSETS, NET

Intangible assets, which consisted of contract intangibles and rights-of-way, were as follows:

	March 31, 2013 (Successor)
	Useful lives	Gross carrying amount	Accumulated amortization	Net
	(In years)	(Dollars in thousands)
Contract intangibles		$158,347	$(1,557)	$156,790
Rights-of-way		6,411	(21)	6,390
Total amortizable intangible assets		$164,758	$(1,578)	$163,180

Amortization expense was as follows:

	Period from February 16, 2013 to March 31, 2013 (Successor)	Period from January 1, 2013 to February 15, 2013 (Predecessor)	Three months ended March 31, 2012
	(In thousands)
Amortization expense	$1,578	$40	$34

The estimated aggregate annual amortization of intangible assets expected to be recognized as of March 31, 2013 for the remainder of 2013 and each of the four succeeding fiscal years was as follows:

Amortization
(In thousands)
2013	$11,252
2014	14,063
2015	13,789
2016	12,537
2017	11,729

Goodwill.  We recognized goodwill of $54.2 million in connection with the Bison Acquisition and allocated it to the Bison Gas Gathering System reporting unit (see Note 9). Prior to the completion of the Bison Acquisition, the Company had no goodwill, and thus no goodwill impairments.

6.  OTHER CURRENT LIABILITIES

Other current liabilities consisted of the following:

March 31, 2013 (Successor)
(In thousands)
Construction retainage included in property, plant and equipment	$906
Accrued property, plant and equipment costs	2,446
Other	141
Total other current liabilities	$3,493

7.  COMMITMENTS AND CONTINGENCIES

Leases.  BTE during the predecessor period and Summit Investments during the successor period have entered into operating lease agreements for office space and office equipment.  The Bison Carve-out Financial Statements include expenses from those leases based on the allocation methodology described in Note 1.

Purchase and Sale Commitments and Contingencies.  In 2010, BTE entered into gas purchase and sale contracts with a U.S. independent oil and natural gas exploration and production company (“Third-Party Producer”).  Under the terms of the contracts, the Company constructed, owned, operated and expanded an associated natural gas gathering system that includes compression and other related facilities in the Williston Basin area in North Dakota.  The associated natural gas production from 18 townships in Burke and Mountrail Counties, North Dakota is committed to the Company’s gathering system during the 15 year term of the agreement.  The Company gathers, compresses, and delivers the natural gas and NGLs for further handling at a Stanley, North Dakota facility.  The Company reserves capacity in the gathering system equal to at least 125% of the applicable minimum monthly volumes for the benefit of the Third-Party Producer.  The agreement requires the Company to purchase the gas from the Third-Party Producer at the wellhead and sell the gas to a third-party midstream Company.  The Company collects a service fee based on minimum monthly volumes and collected a well connection fee for each of the first 103 wells that were connected to the gathering system as outlined in the contract.  The contract was amended in May 2012 (effective January 1, 2012) in connection with a new contract discussed below, and again in October 2012 to require certain pressures be maintained at the wellhead.

In 2011, BTE entered into three additional gas purchase and sale contracts with three separate U.S. independent oil and natural gas exploration and production companies.  Under the terms of the contracts, the Company will expand the associated natural gas gathering system.  The associated natural gas production from wells defined in the agreements will be committed to the Company’s gathering system during the 15 year terms of the agreements.  The contracts require the Company to purchase the gas at the wellhead at volumes prescribed in the contracts.

In 2012, BTE entered into two additional contracts to build and expand its associated natural gas gathering system.  The associated natural gas production from wells defined in the agreements will be committed to the Company’s gathering system during the 10 to 15 year terms of the agreements.  The contracts require the Company to purchase the gas at the wellhead at volumes prescribed therein.

The Company has issued purchase orders to vendors to buy the equipment required to build the systems described above.  These outstanding purchase order commitments were approximately $6.7 million as of March 31, 2013.  These amounts are related to the Company’s construction efforts.

Contingencies.  In the normal course of business, the Company may be party to litigation from time to time.  The Company is not involved in any litigation as of March 31, 2013.

8.  RELATED PARTY TRANSACTIONS

The Company has a gas purchase contract with a natural gas producer to gather the gas from a certain acreage dedication.  The chief executive officer of that natural gas producer is also a director on BTE’s board of members.

9.  ACQUISITIONS

Bison Gas Gathering.  On February 15, 2013, Summit Investments acquired BTE and on June 4, 2013 (the “BTE Transaction”), SMLP entered into a purchase and sale agreement with Summit Investments to acquire certain natural gas gathering pipeline, dehydration and compression assets in the Williston Basin in North Dakota (the “Bison Gas Gathering System”) that were part of the BTE assets acquired in February 2013 (the “Bison Transaction”). The Bison Gas Gathering System, which was carved out from BTE, primarily gathers production from Mountrail and Burke counties in North Dakota under long-term contracts ranging from 10 years to 25 years.

Summit Investments accounted for the BTE Transaction under the acquisition method of accounting, whereby the various gathering systems’ identifiable tangible and intangible assets acquired and liabilities assumed were recorded based on their fair values as of February 15, 2013. The intangible assets that were acquired are composed of gas gathering agreement contract values and right-of-way easements. Their fair values were determined based upon assumptions related to future cash flows, discount rates, asset lives, and projected capital expenditures to complete the various systems.

The Bison Transaction closed on June 4, 2013 and was funded through $200.0 million of borrowings under SMLP’s revolving credit facility and the issuance of $47.9 million of SMLP common units to Summit Investments and $978,000 in general partner interests to SMLP’s general partner.

Because the Bison Acquisition was executed between entities under common control, the Bison Acquisition will be accounted for by SMLP on an “as if pooled” basis for all periods in which common control existed.  Common control began on February 15, 2013 concurrent with Summit Investments’ acquisition of BTE.

We believe that the goodwill recorded upon the finalization of the allocation represents the incremental value of future cash flow potential attributed to estimated future gathering services within the Bakken Shale.

The fair values of the assets acquired and liabilities assumed as of February 15, 2013, were as follows:

	(In thousands)
Purchase price assigned to Bison Gas Gathering System		$303,168
Current assets	$5,707
Property, plant, and equipment	85,477
Intangible assets	164,502
Other noncurrent assets	2,187
Total assets acquired	257,873
Current liabilities	6,112
Other noncurrent liabilities	2,790
Total liabilities assumed	$8,902
Net identifiable assets acquired		248,971
Goodwill		$54,197

10.  SUBSEQUENT EVENTS

Upon completion of the Bison Acquisition, SMLP’s interest in and all of the assets of Bison were pledged as collateral under SMLP’s revolving credit facility.

In accordance with ASC 855 Subsequent Events, the Company has reviewed and updated subsequent events through June 4, 2013, the date the Bison Carve-out Financial Statements were available to be issued.   There were no other material subsequent events that required recognition or additional disclosure in the Bison Carve-out Financial Statements.